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                                                                   EXHIBIT 23.2
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 in connection with the 1992 Stock Incentive Plan of our report dated January 26, 1999, relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Banyan Systems Incorporated, which is incorporated by reference in Banyan Systems Incorporated's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 26, 1999, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

                                    /s/ PricewaterhouseCoopers LLP
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                                    PricewaterhouseCoopers LLP

Boston, Massachusetts
May 14, 1999